UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 26, 2015 (October 21, 2015)

NEW SOURCE ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
914 North Broadway, Suite 230
Oklahoma City, Oklahoma 73102
(405) 272-3028
(Address of Principal Executive Offices, Including Zip Code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 21, 2015, John Raber, a member of the Board of Directors (“Board”) of New Source Energy GP, LLC (“NSGP”), the general partner of New Source Energy Partners L.P. (“NSLP,” collectively with NSGP, the “Partnership”), submitted his resignation as a director on the Board, effective immediately. Mr. Raber’s resignation is not a result of a disagreement with the Partnership on any matter relating to the Partnership’s operations, policies or practices.
Also, on October 21, 2015, the Board appointed Paula Maxwell, age 54, as Vice President Accounting for the Partnership. Ms. Maxwell will serve as the Partnership’s Principal Accounting Officer.
Ms. Maxwell most recently served as Controller of Operations Accounting at Ascent Resources, LLC. Prior to that, she was Controller of Operations Accounting at WildHorse Resources, LLC from August 2010 to July 2015. Ms. Maxwell has over 30 years of experience in the energy industry having held various positions of increasing responsibility. She holds a Bachelor of Business Administration in Accounting from the University of Texas at Arlington.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Dated: October 26, 2015	By:	/s/ Kristian B. Kos
	Name:	Kristian B. Kos
	Title:	Chairman and Chief Executive Officer